Exhibit 10.20

FAIRWAY GROUP HOLDINGS CORP.
2013 LONG-TERM INCENTIVE PLAN

ARTICLE 1

GENERAL

1.1                               Purpose. The purpose of the Plan is to provide a flexible vehicle for offering equity-based and other incentive compensation opportunities designed to attract, motivate and retain eligible employees, directors and other persons whose contributions are expected to be important to the success of the Company and its Subsidiaries.

1.2                               Eligibility. Awards may be granted under the plan to any present or future director, officer or employee of, and any consultant or adviser to, the Company or any of its Subsidiaries. ISOs may be granted only to employees of the Company or a Subsidiary.

1.3                               Types of Awards. Awards made under the Plan may consist of Options and Stock Appreciation Rights granted under Article 5, Restricted Stock and Restricted Stock Unit Awards granted under Article 6, Performance Share and Performance Compensation Awards granted under Article 7, other stock-based Awards granted under Section 8.1, and cash incentive Awards granted under Section 8.2.

ARTICLE 2

DEFINITIONS

As used herein, the following terms shall have the meanings set forth below.

2.1                               “Award” means an award made to a Participant under the Plan.

2.2                               “Award Agreement” means a written or electronic agreement between the Company and a Participant setting forth the terms and conditions of an Award, which shall be substantially in a form approved by the Committee from time to time and which need not be the same for all Participants.

2.3                               “Beneficiary” means a person or entity (including, without limitation, a trust or estate) designated in writing by a Participant to succeed to the Participant’s Awards under the Plan, subject to the provisions hereof and of the applicable Award Agreement, upon the Participant’s death. A Participant may designate a Beneficiary by delivering a written beneficiary designation to the Committee (or its designee) in such form and in such manner as the Committee (or its designee) may prescribe. Each Beneficiary designation duly filed with the Committee (or its designee) will have the effect of superseding and revoking any prior Beneficiary designation. If a Participant does not designate a Beneficiary, or if no designated Beneficiary survives the Participant, then the Participant’s estate will be deemed to be his or her Beneficiary.

2.4                               Board” means the Board of Directors of the Company.

2.5                               “Cause” means, with respect to any Participant and unless otherwise specified in a Participant’s Award Agreement, (a) if there is an employment or other services agreement between the Participant and the Company or a Subsidiary that defines the term “cause” (or a term of like import), the Participant’s engaging in conduct that constitutes “cause” (or a term of like import) within the meaning of that agreement, or (b) if there is no employment or service agreement between the Participant and the Company or a Subsidiary that defines the term “cause” (or a term of like import), (1) the Participant’s repeated failure (other than temporarily while physically or mentally incapacitated) or refusal to attempt to perform the duties of his or her employment or other service if such failure or refusal shall not have ceased or been remedied within fifteen days following written warning from the Company or a Subsidiary; (2) the Participant’s performance of any act or the Participant’s failure to act which constitutes a crime or offense involving money or property of the Company or a Subsidiary or a felony in the jurisdiction involved; (3) the Participant’s performance of any act or failure to act which constitutes a breach of a fiduciary trust, including without limitation misappropriation of funds or a material misrepresentation (other than as a result of a good faith mistake by the Participant) of the Company’s financial performance, operating results or financial condition to the Board of Directors or any officer; (4) any material unauthorized disclosure by the Participant to any person of any confidential information or trade secret of the Company and its Subsidiaries; (5) any attempt by the Participant to secure personal profit (other than through the Participant’s compensation and ownership of equity in the Company) in connection with the business of the Company or any Subsidiary (for example, without limitation, using the Company’s or a Subsidiary’s assets to pursue other interests, diverting any business opportunity belonging to the Company or a Subsidiary to or for the benefit of the Participant or a third party, insider trading or taking bribes or kickbacks); (6) the Participant’s engaging in conduct or activities materially damaging to the property, business or reputation of the Company or a Subsidiary, including any fraudulent act; (7) the Participant’s unlawful use of controlled substances while performing services for or on the premises of the Company or a Subsidiary or which materially interferes with the ability of the Participant to perform the duties of his or her employment or other services; (8) any act or omission by the Participant involving gross malfeasance or gross negligence in the performance of the Participant’s duties to the material detriment of the Company or a Subsidiary; (9) the Participant’s failure to comply in all material respects with the policies of the Company or a Subsidiary, including without limitation, the Company’s Code of Business Conduct and Ethics and, as applicable, insider trading policies and other written policies (including without limitation reporting policies as set forth from time to time in the Company’s organizational chart) established by the Board of Directors; or (10) the entry of any order of a court that remains in effect and is not discharged for a period of at least sixty (60) days, which enjoins or otherwise limits or restricts the performance by the Participant of the duties of his or her employment or other service for the Company or a Subsidiary relating to any non-competition, non-solicitation or similar contract, agreement or covenant made by or applicable to the Participant in favor of any former employer or any other person; in each of such cases described in (1) through (10), as determined by the Board or the Committee acting in its discretion.

2.6                               “Code” means the Internal Revenue Code of 1986, as amended.

2.7                               “Committee” means the Compensation Committee of the Board, unless and except to the extent otherwise required by Section 3.4 with respect to certain Awards.

2.8                               “Company” means Fairway Group Holdings Corp., a Delaware corporation, and any successor thereto.

2.9                               “Company Sale Event” means the occurrence of any of the following events:

(a)                                 any “person” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than (i) the Company, (ii) a subsidiary of the Company, (iii) any trustee or other fiduciary holding securities under any employee benefit plan of the Company, (iv) any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, or (v) any entity controlled, directly or indirectly, by private investment funds managed by an affiliate of Sterling Investment Partners Advisers, LLC), is or becomes, including pursuant to a tender or exchange offer for shares of common stock pursuant to which purchases are made, the “beneficial owner” (as defined in Rule l3d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities, other than an acquisition directly from the Company;

(b)                                 there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) more than 50% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation; or

(c)                                  there is consummated a plan of complete liquidation or dissolution of the Company or there is consummated the sale or disposition by the Company of all or substantially all of the Company’s assets, in one transaction or a series of related transactions, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, (i) more than 50% of the combined voting power of the voting securities of which is owned by stockholders of the Company in substantially the same proportion as their ownership of the Company immediately prior to such sale, or (ii) controlled, directly or indirectly, by private investment funds managed by an affiliate of Sterling Investment Partners Advisers, LLC.

2.10                        “Disability” means, (a) with respect to ISOs, the Participant’s total and permanent disability as defined in Section 22(e)(3) of the Code, and (b) with respect to other Awards, the Participant’s inability to engage in any substantial gainful activity by reason of a physical or mental illness or injury that is expected to result in death or to last for one year or more, as determined by a duly licensed physician designated by the Company.

2.11                        “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.12                        “Exercise Price” means, with respect to an Option, the price at which a holder may purchase the Shares covered by the Option and, with respect to an SAR, the baseline price of the Shares covered by the SAR.

2.13                        “Fair Market Value” means, as of any relevant date, the value of the Company’s Shares determined as follows: (a) if the Shares are not admitted to trading on a national securities exchange on such date, the value determined by the Committee acting in its discretion in accordance with the requirements of applicable tax law, or (b) if the Shares are admitted to trading on a national securities exchange on such date, (1) the closing price per Share on such date on the principal securities exchange on which the Shares are traded or, if no Shares are traded on that date, the closing price per Share on the next preceding date on which Shares are traded, or (2) the value determined under such other method or convention as the Committee, acting in a consistent manner in accordance with the Plan and applicable tax law, may prescribe. Notwithstanding the foregoing, the Fair Market Value per Share on the date of the initial public offering of Shares shall be deemed to be the initial public offering price.

2.14                        “Incentive Cash Award” means an Award described in Section 8.2.

2.15                        “Incentive Stock Option” or “ISO” means an Option that qualifies as an “incentive stock option” within the meaning of Section 422 of the Code.

2.16                        “Option” means an option to purchase Shares granted pursuant to Section 5.1.

2.17                        “Participant” means any person who has been selected to receive an Award under the Plan or who holds an outstanding Award under the Plan.

2.18                        “Performance-Based Exemption” means the performance-based compensation exemption from the compensation deduction limitations imposed by Section 162(m) of the Code, as set forth in Section 162(m)(4)(C) of the Code.

2.19                        “Performance Factors” means any of the factors that may be used for Awards intended to qualify for the Performance-Based Exemption, all of which are listed in Section 9.3(b).

2.20                        “Performance Share” means a notional Share represented by a performance share awarded to a Participant pursuant to Article 7.

2.21                        “Performance Unit” means a cash-based award made to a Participant pursuant to Article 7.

2.22                        “Plan” means the long-term incentive plan set forth herein, as it now exists or is hereafter amended.

2.23                        “Restricted Stock” means Shares issued in the name of a Participant, subject to applicable transfer restrictions, and vesting and other conditions, pursuant to Section 6.1.

2.24                        “Restricted Stock Unit” or “RSU” means a contingent right to receive Shares in the future that is granted pursuant to Section 6.1.

2.25                        “Shares” means shares of the Company’s Class A common stock, par value $0.00001 per share.

2.26                        “Stock Appreciation Right” or “SAR” means a right to receive appreciation in the value of Shares granted pursuant to Section 5.2.

2.27                        “Subsidiary” means (a) a corporation or other entity in an unbroken chain of corporations or other entities at least 50% of the total value or voting power of the equity securities of which is owned by the Company or by any other corporation or other entity in the chain, and (b) any other corporation or entity in which the Company has a 20% controlling interest, directly or indirectly, as may be designated by the Committee pursuant to the criteria set forth in Section 1.409A-1(b)(5)(iii)(E) of the Treasury regulations.

2.28                        “Ten Percent (10%) Stockholder” means a person who, at the time an Option is granted, directly or by attribution owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any Subsidiary of the Company.

ARTICLE 3

ADMINISTRATION

3.1                               General. Except as otherwise determined by the Board in its discretion, the Plan shall be administered by the Committee.

3.2                               Authority of the Committee. Subject to the provisions of the Plan, the Committee, acting in its discretion, may select the persons to whom Awards will be made, prescribe the terms and conditions of each Award and make amendments thereto, construe, interpret and apply the provisions of the Plan and of any Award Agreement, and make any and all determinations and take any and all other actions as it deems necessary or desirable in order to carry out the terms of the Plan. The Committee shall have full power and authority to carry out its responsibilities and functions under the Plan. The Committee may obtain at the Company’s expense such advice, guidance and other assistance from outside compensation consultants and other professional advisers as it deems appropriate.

3.3                               Delegation of Authority. Subject to the requirements of applicable law, the Committee may delegate to any person or subcommittee (who may, but need not be members of the Committee) such Plan-related functions within the scope of its responsibility, power and authority as it deems appropriate. Without limiting the foregoing, the Committee may delegate any of its responsibilities and authority hereunder to a subcommittee composed of one or more executive officers of the Company, and may delegate administrative duties to such person or persons (who may but need not be officers of the Company) as the Committee deems appropriate. The Committee may not delegate its authority with respect to (a) non-ministerial actions with respect to individuals who are subject to the reporting requirements of Section 16(a) of the Exchange Act; (b) non-ministerial actions with respect to Awards that are intended to qualify for the Performance-Based Exemption; and (c) certifying the satisfaction of performance goals and other material terms attributable to Awards intended to qualify for the Performance-Based Exemption.

3.4                               Section 162(m) of the Code and Section 16 of the Exchange Act. In the case of an Award that is intended to qualify for the Performance-Based Exemption, the Committee shall include at least two persons who are “outside directors” (as defined under Section 162(m) of the Code) and at least two (or a majority if more than two then serve on the Committee) of such “outside directors” shall approve the grant of such Award and timely determine (as applicable) the performance period and any performance goals upon which the amount earned, vesting or settlement of the Award is to be subject and, at the expiration of the applicable performance period, determine and certify in writing the extent to which such performance goals have been achieved and the extent to which the Award is thereby earned. Awards granted to Participants who are subject to Section 16 of the Exchange Act must be approved by two or more “non-employee directors” (as defined in the regulations promulgated under Section 16 of the Exchange Act). Subject to compliance with the Treasury regulations under Section 162(m) of the Code, with respect to Participants whose compensation is subject to Section 162(m) of the Code, the Committee may adjust the performance goals to account for changes in law and accounting and to make such adjustments as the Committee deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or hardships, including without limitation (a) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (b) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or (c) a change in accounting standards required by generally accepted accounting principles.

3.5                               Decisions Binding. Any determination made by the Committee in the exercise of its authority with respect to the Plan or any Award shall be made in the Committee’s sole discretion, and all such determinations shall be final, conclusive, and binding on all persons.

3.6                               Indemnification.  The Company shall indemnify and hold harmless each member of the Committee and the Board and any employee or director of the Company or any Subsidiary to whom any duty or power relating to the administration of the Plan or any Award is delegated from and against any loss, cost, liability (including any sum paid in settlement of a claim with the approval of the Board), damage and expense (including reasonable legal and other expenses incident thereto) arising out of or incurred in connection with the Plan, unless and except to the extent attributable to such person’s fraud or willful misconduct.

ARTICLE 4

SHARES SUBJECT TO THE PLAN; INDIVIDUAL AWARD LIMITS

4.1                               Shares Issuable under the Plan. Subject to Section 4.3, up to 5,472,136 Shares shall be available for grant and issuance pursuant to Awards made under the Plan (whether for ISOs or other forms of Award), of which 608,015 Shares may only be issued in the form of Options (ISOs or otherwise) having an Exercise Price per Share that is at least 120% of the Fair Market Value per Share on the date the Option is granted. For this purpose, Shares subject to Awards and Shares issued pursuant to an Award will again be available for grant and issuance in pursuant to subsequent Awards to the extent such Shares are (a) covered by the unexercised portion of an Option or SAR that is forfeited or otherwise terminated or canceled for any reason other than exercise,; (b) forfeited or repurchased by the Company at the original purchase price, or (c) subject to an Award that is settled in cash or that otherwise terminates without such Shares being issued. Shares that are used or withheld to pay the exercise price of an Award or to satisfy the tax withholding obligations associated with the vesting or settlement of an Award will be available for future grant and issuance under the Plan. Shares issued under the Plan may be either authorized and unissued Shares, or authorized and issued Shares held in the Company’s treasury, or any combination of the foregoing.

4.2                               Individual Award Limitations. No more than 1,000,000 Shares may be issued pursuant to Awards granted in a single calendar year to any individual Participant. No Participant may earn a Cash Incentive Award under Section 8.2 in any calendar year in excess of $5,000,000. For this purpose, a Cash Incentive Award is deemed to have been earned (if at all) in the calendar year with or within which ends the applicable performance period, even if the amount so earned is not determined or payable until after end of that performance period.

4.3                               Adjustments for Capital Changes. In the event of a split-up, spin-off, stock dividend, recapitalization, consolidation of shares or similar capital change, the Committee shall make such adjustments to the number and class of shares that may be issued under the Plan pursuant to Section 4.1, the number and class of Shares that may only be issued as premium priced Options pursuant to Section 4.1, the number and class of Shares that may be issued pursuant to annual Awards granted to any Participant pursuant to Section 4.2, and the number, class and/or purchase or base price of Shares subject to outstanding Awards, as the Committee, in its discretion, deems appropriate or equitable in order to prevent undue dilution or enlargement of the benefits available under the Plan and of the rights of Participants or to otherwise comport with the intent and purposes of the Plan; provided that the number of Shares subject to any Award shall always be a whole number. Any determination or adjustment made by the Committee under this Section shall be binding and conclusive on all persons.

ARTICLE 5

STOCK OPTIONS; STOCK APPRECIATION RIGHTS

5.1                               Grant of Company Stock Options. The Committee may grant Options to Participants upon such vesting and other terms and conditions as the Committee, acting in its discretion in accordance with the Plan, may determine, either at the time an Option is granted or, if the holder’s rights are not adversely affected, at any subsequent time. Each Option will be deemed NOT to be an Incentive Stock Option unless and except to the extent that, at the time the Option is granted, the Committee specifically designates such Option as an Incentive Stock Option. If an Option is designated as an Incentive Stock Option and if part or all of the Option does not qualify as an Incentive Stock Option, then the Option, or the portion of the Option that does not so qualify will nevertheless remain outstanding and will be characterized as a non-ISO.

5.2                               Grant of Stock Appreciation Rights. The Committee may grant stock appreciation rights (“SARs”) to Participants, either alone or in connection with the grant of an Option, upon such vesting and other terms and conditions as the Committee, acting in its discretion in accordance with the Plan, may determine, either at the time the SARs are granted or, if a Participant’s rights are not adversely affected, at any subsequent time. Upon exercise, the holder of an SAR shall be entitled to receive cash and/or a number of whole Shares (as determined by the Committee) having a fair market value equal to the product of X and Y, where—

X = the number of whole Shares as to which the SAR is being exercised, and

Y = the excess of (i) the Fair Market Value per Share on the date of exercise over (ii) the Exercise Price per Share covered by the SAR.

5.3                               Exercise Price. The Committee shall determine the Exercise Price per Share under each Option and each SAR, provided that (a) the Exercise Price per Share shall be at least equal to the Fair Market Value per Share on the date the Option or SAR is granted; (b) in the case of an ISO granted to a Ten Percent (10%) Stockholder, the Exercise Price per Share shall be at least equal to 110% of the Fair Market Value per Share on the date the ISO is granted; and (c) the Exercise Price payable for Shares which, under Section 4.1, may only be issued pursuant to premium-priced Options shall be at least 120% of the Fair Market Value of the Shares on the date the Option is granted.

5.4                               Re-Pricing Prohibited. Options and SARs granted under the Plan may not be re-priced without the approval of the Company’s stockholders. In no event may an Option or SAR be re-priced if such re-pricing would cause the Option or SAR to be covered by Section 409A of the Code.

5.5                               Exercise Period of Options and SARs. The Committee may establish such vesting, forfeiture, expiration and other conditions as it deems appropriate (on a grant-by-grant basis) with respect to the exercisability of an Option or SAR; provided, however, that, unless sooner terminated in accordance with its terms, each Option and each SAR shall automatically expire on the tenth anniversary of the date the Option or SAR is granted (or, in the case of an ISO granted to a Ten Percent (10%) Stockholder, on the fifth anniversary of the date the ISO is granted).

5.6                               Exercise of Options.  A Participant may exercise an outstanding Option that is vested and exercisable by transmitting to the Secretary of the Company (or another person designated by the Company for this purpose) a written notice identifying the Option that is being exercised and specifying the number of whole Shares to be purchased pursuant to such exercise, together with payment in full of the aggregate Exercise Price payable for such Shares and any applicable withholding taxes. The Exercise Price shall be paid in cash or by check or by any other means that the Committee may expressly permit, including, without limitation, (a) by the Participant’s surrender of previously-owned Shares, or by the Company’s withholding Shares that otherwise would be issued if the Exercise Price had been paid in cash, in each case having a Fair Market Value on the date the Option is exercised equal to the Exercise Price, (b) by payment to the Company pursuant to a broker-assisted cashless exercise program established and made available by the Company in connection with the Plan, (c) by any other method of payment that is permitted by applicable law, or (d) by any combination of the foregoing. Applicable withholding taxes shall be payable in cash or by any other method that may be permitted by the Committee in accordance with Section 12.2.

5.7                               Exercise of SARs. A Participant may exercise an outstanding SAR that is vested and exercisable by transmitting to the Secretary of the Company (or another person designated by the Company for this purpose) a written notice identifying the SAR that is being exercised and specifying the number of whole Shares for which the SAR is being exercised, together with payment in full of the withholding taxes due in connection with the exercise, unless and except to the extent that other arrangements satisfactory to the Company have been made for such payment.

5.8                               Termination of Employment or Service. Unless otherwise determined by the Committee at grant, or thereafter if no rights of the Participant are thereby reduced, the following rules apply with regard to outstanding Options and SARs held by a Participant at the time of his or her termination of employment or other service with the Company and its Subsidiaries:

(a)                                 If the Participant’s employment or service is terminated for any reason other than for Cause or due to the Participant’s death or Disability, then the Participant may exercise such outstanding Options and/or SARs, to the extent then vested and exercisable, within ninety (90) days after the date of such termination of employment or other service, but in any event no later than the expiration date thereof. Any such vested Options and SARs that are not exercised before the end of such 90-day (or other) period shall terminate and shall thereafter be of no further force or effect. Any unvested Options and SARs outstanding at the time of the Participant’s termination of employment or other service will thereupon be canceled and of no further force or effect.

(b)                                 If the Participant’s employment or other service is terminated because of the Participant’s death or Disability, the Participant or his legal representative or Beneficiary, as the case may be, may exercise such outstanding Options and/or SARs, to the extent then vested and exercisable, within twelve (12) months after the date of such termination of employment or other service, but in any event no later than the expiration date thereof. Any such vested Options and SARs that are not exercised before the end of such 12-month or other period shall terminate and thereafter be of no further force or effect. Any unvested Options and SARs outstanding at the time of the Participant’s termination of employment or other service will be thereupon be canceled and of no further force or effect.

(c)                                  If the Participant’s employment or other service is terminated by the Company or a Subsidiary for Cause (or at a time when grounds for a termination for Cause exist), then, notwithstanding anything to the contrary contained herein, such outstanding Options and/or SARs (whether or not otherwise exercisable) shall immediately terminate and cease to be exercisable.

5.9                               Rights as a Stockholder. A Participant shall have no rights to vote or receive dividends or any other rights of a stockholder with respect to any Shares covered by an Option or SAR unless and until such Option or SAR is validly exercised and such Shares are issued to the Participant (either in certificated or book entry form). The Company will issue such Shares promptly after the exercise of the Option or SAR (to the extent an SAR is settled in Shares) is completed.

ARTICLE 6

RESTRICTED STOCK AND RESTRICTED STOCK UNIT AWARDS

6.1                               Grant of Restricted Stock and RSU Awards. The Committee may grant Restricted Stock Awards and/or Restricted Stock Unit Awards (RSUs) to any Participant. Under a Restricted Stock Award, the Company issues Shares to the Participant when the Award is made and the Shares are subject to such vesting and other terms and conditions as the Committee may prescribe. Under a Restricted Stock Unit Award, the Participant receives RSUs representing the right to receive Shares in the future if the vesting and other terms and conditions imposed by the Committee are satisfied. The vesting and other terms and conditions applicable to the Shares covered by a Restricted Stock Award or the RSUs covered by a Restricted Stock Unit Award (including, but not limited to, conditions and restrictions tied to the achievement of specified performance objectives and/or the completion of one or more specified periods of future service) will be determined by the Committee when it grants the Award and will be set forth in the applicable Award Agreement. The Committee may thereafter modify or waive such terms and conditions if the Participant’s rights are not adversely affected thereby and if the modification or waiver does not cause the Award to be subject to taxes and interest payments under Section 409A of the Code.

6.2                               Minimum Purchase Price for Shares. Unless the Committee, acting in accordance with applicable law, determines otherwise, the purchase price payable for Shares issued pursuant to a Restricted Stock Award or a Restricted Stock Unit Award must be at least equal to the par value of the Shares. Unless the Committee determines otherwise, a Participant shall forfeit unvested Shares of Restricted Stock or unvested RSUs if and when the applicable vesting conditions can no longer be satisfied. In the case of Shares that are forfeited under a Restricted Stock Award, the Company will pay to the affected Participant an amount equal to the purchase price, if any, previously paid by the Participant for such Shares.

6.3                               Restricted Shares. Shares issued pursuant to a Restricted Stock Award may be evidenced by book entries on the Company’s stock transfer records pending satisfaction of the applicable vesting conditions. If a stock certificate for restricted Shares is issued, the certificate will bear an appropriate legend to reflect the nature of the conditions and restrictions applicable to the Shares. The Committee may cause the Company to retain physical possession of any such stock certificate and may require a Participant to deliver a stock power to the Company, endorsed in blank, in order to facilitate the transfer back to the Company of restricted Shares that are forfeited. Notwithstanding the foregoing, if a Participant forfeits Shares covered by a Restricted Stock Award, the Shares that are forfeited shall automatically be cancelled on the books and records of the Company whether or not the Participant returns a certificate for such Shares or otherwise fails or refuses to execute documents or take other action requested by the Company in connection with the cancellation of the forfeited Shares. Except to the extent otherwise provided under the Plan or the Award Agreement, a Participant who holds unvested Shares pursuant to a Restricted Stock Award shall have all of the rights of a stockholder with respect to said Shares, including the right to vote the Shares and the right to receive dividends thereon (subject to any mandatory reinvestment, forfeiture condition or other requirements as the Committee may prescribe).

6.4                               Shares Covered by RSU Awards. No Shares will be issued pursuant to an RSU Award (and no payment will be made in settlement of an RSU Award for cash or property other than Shares) unless and until the applicable vesting and other conditions have been fully satisfied. The holder of an RSU Award shall have no rights as a stockholder with respect to Shares covered by the Award unless and until the Award vests (in whole or in part) and the Shares covered by the vested RSUs are issued. The Committee may, however, provide that a Participant who holds RSUs will be entitled to receive dividend equivalents (in the form of cash or Shares) equal to the dividends that would have been payable with respect to the Shares covered by the RSUs if such Shares were outstanding, upon such terms and subject to such vesting and other conditions as the Committee may prescribe, including, without limitation, conditions that may be required in order to avoid the imposition of taxes and interest under Section 409A of the Code with respect to the settlement of such dividend equivalents.

6.5                               Non-Transferability. No Restricted Stock Award or RSU Award, and no Shares covered by a Restricted Stock Award or RSU Award may be sold, assigned, transferred, disposed of, pledged or otherwise hypothecated other than to the Company or its designee in accordance with the terms of the Award or the Plan, and any attempt to do so shall be null and void and, unless the Committee determines otherwise, shall result in the immediate forfeiture of the Award or the Shares, as the case may be.

6.6                               Termination of Service Before Vesting; Forfeiture. Unless otherwise specified in the Award Agreement or otherwise subsequently determined by the Committee, unvested Shares held pursuant to a Restricted Stock Award and unvested RSUs held under an RSU Award shall be forfeited and canceled upon the termination of a Participant’s employment or other service with the Company and its Subsidiaries. If unvested Shares issued pursuant to a Restricted Stock Award are forfeited, any certificate representing such Shares or book entry for such Shares will be canceled on the books and records of the Company. Such cancellation shall not affect any right the Participant may have pursuant to the terms of the Award to recover the purchase price previously paid for the unvested Shares from the Company.

6.7                               Timing Requirements for Settlement of RSUs. Unless otherwise specified in the applicable Award Agreement or otherwise determined by the Committee, RSUs shall be settled in the form of Shares or cash (as determined by the Committee) as soon as practicable after the RSUs become vested but in no event later than the 15th day of the third month following the calendar year in which the vesting of such RSUs occurs. Notwithstanding the foregoing, the original terms of an RSU Award may expressly provide that settlement of vested RSUs covered by the Award will be deferred until a later date or the occurrence of a subsequent event, provided that the deferral election(s) and designated settlement date(s) or event(s) applicable to the Award, as well as the Award Agreement itself, satisfy the election, distribution timing and documentation requirements of Section 409A of the Code.

6.8                               Issuance of Unrestricted Shares. A Participant who holds Shares that become vested under a Restricted Stock Award or who holds RSUs that become vested (to the extent the vested RSUs are settled in Shares) will be entitled to receive Shares (in certificated or book entry form) free and clear of conditions and restrictions (except as may be imposed in accordance with the terms of the Award or a stockholder or similar agreement, or in order to comply with applicable law), subject, however, to the payment or satisfaction of applicable withholding taxes.

ARTICLE 7

PERFORMANCE UNITS AND PERFORMANCE SHARES

7.1                               Grant Performance Units and Performance Shares. The Committee may grant Performance Units and Performance Shares to such eligible persons, in such amounts, at such time or times and upon such terms and conditions as the Committee shall determine.

7.2                               Value of Performance Units and Performance Shares. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant. The Committee shall establish performance goals that, depending on whether and the extent to which they are met, shall determine the number and value of Performance Units or Performance Shares earned with respect to the applicable performance period.

7.3                               Earned Performance Units/Shares. After the applicable performance period has ended, the holder of a Performance Unit or Performance Share shall be entitled to receive a payout with respect to the number and value of the Performance Units or Performance Shares, if any, earned by the Participant for the performance period, determined by the Committee on the basis of the extent to which the corresponding performance goals have been achieved.

7.4                               Payout of Earned Performance Units/Shares. Unless the Committee determines otherwise, payment of the value of earned Performance Units and/or earned Performance Shares shall be made in a single lump sum following the close of the applicable performance period. Subject to the terms of the Plan, the Committee, in its discretion, may direct that such payment be made in the form of cash, Shares (based upon their Fair Market Value on the last day of the performance period), or a combination thereof. Any such Shares shall be subject to any restrictions or further conditions deemed appropriate by the Committee. The payout of earned Performance Units and earned Performance Shares shall be made by March 15 of the year following the year in which they become vested; provided, however, that the Committee may permit a different method and time of payment that will either be exempt from or comply with the applicable provisions of Section 409A of the Code.

7.5                               Termination of Service Before Vesting; Forfeiture. Unless otherwise specified in the Award Agreement or otherwise subsequently determined by the Committee, unearned and/or unvested Performance Unit and Performance Share Awards shall be forfeited and canceled upon the termination of a Participant’s employment or other service with the Company and its Subsidiaries.

ARTICLE 8

OTHER FORMS OF AWARD

8.1                               Other Share-Based Awards. Subject to applicable law, the Committee, acting in its discretion, may grant such other forms of Award denominated or payable in, valued in whole or in part by reference to, or otherwise based upon or related to, Company Shares, including, without limitation, stock bonus Awards, dividend equivalent Awards (either alone or in conjunction with other Awards), purchase rights for Shares, and Share-based Awards designed to comply with or take advantage of applicable laws outside of the United States. Each such Share-Based Award will be made upon such vesting, performance and other terms and conditions as the Committee, acting in its discretion, may determine. If and when a Share-Based Award granted under this Section becomes payable, payment may be made in the form of cash, whole Shares or a combination of cash and whole Shares (as determined by the Committee), with a payment in Shares being based upon their Fair Market Value on the applicable payment date(s).

8.2                               Cash Incentive Awards. The Committee may make annual and/or long-term Cash Incentive Awards pursuant to which a Participant may earn the right to receive a cash payment that is conditioned upon the achievement of specified performance goals established by the Committee and communicated to the Participant within 90 days after the beginning of the applicable performance period or before 25% of the applicable performance period has elapsed, and may contain such other terms and conditions as the Committee deems appropriate. A Cash Incentive Award earned by a Participant under the Plan will be payable in the form of a single sum cash payment at or as soon as practicable after the expiration of the applicable performance period or the satisfaction of the applicable performance vesting conditions, but in no event later than the 15th day of the third month of the year following the calendar year in which such performance period ends or such performance vesting conditions are satisfied. Notwithstanding the foregoing, the Committee may require or permit the deferred payment and/or installment payout of all or part of any such Cash Incentive Award if (and only if) the Award is exempt from Section 409A of the Code or, if not so exempt, complies with the applicable terms and conditions of Section 409A of the Code.

8.3                               Termination of Service Before Vesting; Forfeiture. Unless otherwise specified in the Award Agreement or otherwise subsequently determined by the Committee, unearned and/or unvested Share-Based Awards under Section 8.1 or Cash Incentive Awards under Section 8.2 shall be forfeited and canceled upon the termination of a Participant’s employment or other service with the Company and its Subsidiaries.

ARTICLE 9

PERFORMANCE BASED COMPENSATION AWARDS

9.1                               General. The Committee may determine and impose performance conditions on or with respect to an Award, including, without limitation, conditions relating to the grant, exercise, vesting, amount, and settlement of the Award and, in so doing, may use such business criteria and other measures of performance as it deems appropriate, and may exercise its discretion to reduce, increase or accelerate the amounts payable under any Award subject to performance conditions, except as limited under Section 9.1 with respect to Awards intended to qualify for the Performance-Based Exemption (from Section 162(m) of the Code).

9.2                               Performance-Based Exemption.  If the Committee intends that an Award should qualify for the Performance-Based Exemption (other than Options and SARs which otherwise qualify as “performance-based compensation” for purposes of Section 162(m) of the Code), the grant, exercise, vesting, amount and/or settlement of such Award shall be contingent upon achievement of one or more pre-established, objective performance goals, which shall be prescribed in writing by the Committee not later than 90 days after the commencement of the applicable performance period and in any event before completion of 25% of such performance period in accordance with the requirements of Section 162(m). Such performance goals may be based on any one or more of the Performance Factors listed in Section 9.3. The targeted level or levels of performance with respect to such performance factors may be established at such levels and in such terms as the Committee may determine, including, without limitation, in absolute terms or relative to performance in prior periods. All determinations by the Committee as to the establishment of performance goals, the amount or number of Shares that may be earned, the level of actual achievement required as a condition of earning the Award, and the value of any final Performance Award shall be recorded in writing. Specifically, the Committee shall certify in writing, in a manner conforming to applicable regulations under Section 162(m) of the Code, prior to settlement of each such Award, the extent to which the applicable performance goal(s) and other material terms of the Award upon which settlement of the was conditioned, have been satisfied.

9.3                               Performance Factors. Any one or more of the following Performance Factors may be used by the Committee in establishing performance goals for Awards intended to qualify for the Performance-Based Exemption: (a) net earnings or net income (before or after taxes); (b) basic or diluted earnings per share (before or after taxes); (c) pre- or after-tax income (before or after allocation of corporate overhead and bonus); (d) operating income (before or after taxes); (e) revenue, net revenue, net revenue growth or product revenue growth; (f) gross profit or gross profit growth; (g) net operating profit (before or after taxes); (h) earnings, including earnings before or after taxes, interest, depreciation and/or amortization; (i) return measures (including, but not limited to, return on assets, net assets, capital, total capital, tangible capital, invested capital, equity, sales, or total stockholder return); (j) cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on capital, cash flow return on investment, and cash flow per share (before or after dividends); (k) margins, gross or operating margins, or cash margins; (l) share price (including, but not limited to, growth measures and total stockholder return); (m) expense or cost targets; (n) objective measures of customer satisfaction; (o) working capital targets; (p) measures of economic value added, or economic value-added models or equivalent metrics; (q) inventory control; (r) net sales; (s) debt targets; (t) stockholder equity; or (u) implementation, completion or attainment of measurable objectives with respect to new store openings, acquisitions and divestitures, and recruiting and maintaining personnel.

9.4                               Performance Goals. In establishing performance goals with respect to an Award intended to qualify for the Performance Exemption, the applicable Performance Factors may be determined solely by reference to the Company’s performance and/or the performance of any one or more Subsidiaries, divisions, business segments or business units of the Company and its Subsidiaries, and may be based upon comparisons of any of the indicators of performance relative to other companies (or subsidiaries, divisions, business segments or business units of other companies). If and to the extent permitted by Section 162(m) of the Code and the regulations thereunder, in the case of an Award intended to qualify for the Performance-Based Exemption, the Committee may also provide for the exclusion of items of income, gain, loss or expense related to an event or occurrence which the Committee determines should appropriately be excluded, including (A) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (B) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or (C) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles.

9.5                               Discretion.  The Committee shall have the authority, in its discretion, to reduce the formula amount otherwise payable pursuant to an Award that is intended to qualify for the Performance-Based Exemption, but may not increase the amount that would otherwise be payable under any such Award.

9.6                               Certification.  No amount shall be paid pursuant to an Award intended to qualify for the Performance-Based Exemption unless and until the Committee certifies in writing the extent of achievement of the applicable performance goal(s) and the corresponding amount that is earned by the Participant under such Award. For this purpose, a written certification may be in the form of approved minutes of the Committee meeting at which the certification is made or a Written Consent signed by all of the members of the Committee. No such written certification is required, however, in the case of an Award that is based solely on an increase in the value of a Share from the date such Award was made.

ARTICLE 10

COMPANY SALE EVENTS

10.1                        Effect of a Company Sale Event. If a Company Sale Event occurs, then, except as otherwise specifically provided by the applicable Award Agreement (or any other applicable agreement approved by the Committee and made by the Company or a Subsidiary with the Participant to whom an Award was granted) and except as may otherwise be determined by the Board, acting in its sole discretion, each Award outstanding under the Plan immediately prior to the Company Sale Event will be either assumed and converted in accordance with subsection (a) below or terminated in accordance with subsection (b) below.

(a)                                 Adjustment and Conversion of Outstanding Awards. The parties to a Company Sale Event may agree that any Share-based Award outstanding under the Plan immediately prior to the Company Sale Event shall, at the effective time of the Company Sale Event, be assumed and converted on an economically equivalent basis into a similar form of award with respect to shares of common stock of the successor or acquiring company (or a parent company thereof). If an Option or SAR is assumed, the number of shares and Exercise Price shall be adjusted in accordance with the principles set forth in Sections 1.424-1(a)(5) and 1.409A-1(b)(5)(v)(D) of the Treasury regulations. If an Award other than an Option or SAR is assumed, the number of shares covered by the assumed Award will be a whole number that reflects the exchange ratio or value of the transaction consideration applicable to the holders of Shares in connection with the Company Sale Event. An assumed or converted Award, as so adjusted, will be subject to substantially the same vesting and other terms and conditions as applied to the Award being assumed or converted, provided, however, that, unless the Committee determines otherwise, in the case of a performance-based Award, any performance goals applicable to the Award will be deemed to have been satisfied immediately prior to the consummation of the Company Sale Event to the maximum extent specified in connection with the Award. Notwithstanding the foregoing, if, within two years following a Company Sale Event, a Participant’s employment or other service is terminated by the Company or a successor or acquiring company (or any of its or their affiliates) without Cause, then any outstanding assumed Awards held by such terminated Participant shall immediately become fully vested and exercisable or payable, as the case may be.

(b)                                 Termination of Award. An Award outstanding under the Plan immediately prior to a Company Sale Event that is not assumed pursuant to the subsection (a) above will be terminated at the effective time of the Company Sale Event. Unless the Committee determines otherwise, if the terminated Award is a Restricted Stock Award, then the unvested Shares covered by the Award immediately prior to the effective time of the Company Sale Event will become fully vested and will participate in the Company Sale Event on the same basis as other outstanding Shares. If the terminated Award is in a form other than a Restricted Stock Award, then the holder of the terminated Award will be entitled to receive at the effective time of the Company Sale Event a single sum payment (or a series of payments if some or all of the transaction payments to Company stockholders are subject to earn-out or other contingencies) equal to the transaction value of the Shares covered by the outstanding Award or, in the case of an Option or SAR, an amount equal to the excess, if any, of the transaction value of the underlying Shares over the aggregate Exercise Price for such Shares, in each case determined as if the Award became fully vested immediately prior to the Company Sale Event.  No consideration will be payable in respect of the termination of an Option or SAR with an Exercise Price per Share that is more than the transaction value per Share. The amount payable with respect to the termination of an outstanding Award pursuant to this section will be paid in cash, unless the parties to the Company Sale Event agree that some or all of such amount will be payable in the form of freely tradable shares of common stock of the successor or acquiring company (or a parent company).

10.2                        No Fractional Shares. In the event of an adjustment in the number of shares covered by any Award pursuant to the provisions hereof, any fractional shares resulting from such adjustment shall be disregarded, and each converted Award shall cover only the number of full shares resulting from the adjustment.

10.3                        Section 409A. Notwithstanding anything to the contrary contained herein or in an Award Agreement, if a provision of the Plan or an Award Agreement would cause an acceleration of the payment of deferred compensation that is subject to Section 409A of the Code to be made upon the occurrence of a Company Sale Event, then such payment shall not be made unless such Company Sale Event constitutes a “change in ownership,” “change in effective control” or “change in ownership of a substantial portion of the Company’s assets” within the meaning of Section 409A of the Code. Any payment that would have been made except for the application of the preceding sentence shall be made in accordance with the payment or settlement schedule that would have applied under the Award in the absence of a Company Sale Event, determined without regard to any future service or performance conditions that otherwise would have applied.

ARTICLE 11

AMENDMENT AND TERMINATION

11.1                        Amendment and Termination of the Plan. The Board, acting in its sole discretion, may amend the Plan at any time and from time to time and may terminate the Plan at any time; provided, however, that any such amendment shall be subject to approval by the Company’s stockholders if and to the extent such approval is necessary in order to satisfy the requirements of applicable law and/or listing rules.

11.2                        Outstanding Awards. Except as provided in Article 10, no amendment of an Award Agreement, and no termination, amendment or modification of the Plan shall cause any then outstanding Award to be forfeited or altered in a material way that adversely affects a Participant’s rights, unless the Participant consents thereto.

ARTICLE 12

TAX WITHHOLDING; SECTION 409A

12.1                        Tax Withholding. As a condition of the exercise of any Award, the payment of cash or delivery of Shares pursuant to any Award, the lapse of restrictions or forfeiture conditions applicable to any Award or the settlement of any Award, or in connection with any other event that gives rise to a tax withholding obligation under applicable law on the part of the Company or an affiliate relating to an Award, the Committee shall require the Participant to remit to the Company or a Subsidiary an amount sufficient to satisfy such obligation. Whenever a cash payment is made pursuant to a Participant pursuant to an Award, the amount of such payment will be net of the amount of any corresponding tax withholding obligation.

12.2                        Share Withholding. The Committee, in its sole discretion and pursuant to applicable law and such procedures as it may specify from time to time, may require or permit a Participant to satisfy a tax withholding obligation relating to an Award (in whole or in part) by (a) paying cash, (b) having the Company withhold cash or Shares that would otherwise be paid, issued or released pursuant to the Award, (c) delivering to the Company other Shares owned by the Participant, (d) by such other means as the Committee may determine, or (e) by any combination of the above. The amount of a Participant’s withholding tax obligation that is satisfied in Shares (whether previously-owned or withheld from the Shares that would otherwise be issued or released) shall be based upon the Fair Market Value of the Shares on the date such Shares are delivered or withheld. In no event may Shares be used to satisfy more than the minimum amount of a Participant’s tax withholding obligation.

12.3                        Section 409A Compliance. It is intended that Awards made under the Plan, including any deferred payment or settlement terms and conditions shall be structured, applied and interpreted in a manner that is exempt from or in compliance with Section 409A of the Code. Without limiting the generality of the preceding sentence, if a Participant becomes entitled to payments (cash or Shares) under an Award on account of the “termination of the Participant’s employment or other service” or words of like import, and if such payments constitute “deferred compensation” within the meaning of Section 409A of the Code, then (a) such termination of employment or service will not be deemed to have occurred unless and until the Participant incurs a “separation from service” within the meaning of Section 409A of the Code and the regulations issued thereunder, and (b) to the extent required by Section 409A of the Code, if the Participant is a “specified employee” within the meaning of Section 409A at the time of his or her separation from service, then such payment shall be delayed until the first business day after the expiration of six months following the date of the such separation from service or, if earlier, the date of the Participant’s death. On the delayed payment date, the Participant (or the Participant’s Estate) will be entitled to receive a lump sum payment or distribution of the payments that would otherwise would have been made during the period that such payments are delayed. Notwithstanding the foregoing, each Participant shall be solely responsible, and the Company shall have no liability to the Participant or otherwise, for or with respect to any taxes, acceleration of taxes, interest or penalties arising under Section 409A of the Code.

ARTICLE 13

MISCELLANEOUS

13.1                        Non-Transferability. Except as otherwise specifically permitted by the Plan or the applicable Award Agreement, no Award shall be assignable or transferable except upon the Participant’s death to his or her Beneficiary, and, during a Participant’s lifetime, an Option or SAR may be exercised only by the Participant or the Participant’s guardian or legal representative. Notwithstanding the foregoing, subject to the consent of the Committee (which it may grant, condition or deny in its sole discretion for any or no reason), a Participant may make an inter vivos transfer of an Option (other than an ISO) or an SAR to any “family member” (within the meaning of Item A(1)(a)(5) of the General Instructions to SEC Form S-8 or a successor), including, without limitation, to one or more trusts, partnerships, limited liability companies and other entities which qualify as family members, provided that such transfer is not a transfer for value or is a transfer for value that the Committee determines is for estate planning purposes.

13.2                        Successors. All obligations of the Company with respect to Awards granted under the Plan shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

13.3                        Legal Construction. If any provision of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

13.4                        Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

13.5                        Uniformity Not Required. The provisions of the Award Agreements need not be uniform among all Awards, among all Awards of the same type, among all Awards granted to the same Participant, or among all Awards granted at the same time.

13.6                        Limitation of Rights. The Plan shall not interfere with or limit in any way the right of the Company or of any Subsidiary to terminate any person’s employment or other service at any time, and the Plan shall not confer upon any person the right to continue in the employ or other service of the Company or any Subsidiary. No employee, director or other person shall have any right to be selected to receive an Award or, having been so selected, to be selected to receive a future Award.

13.7                        Decisions and Determinations Final. All decisions and determinations made by the Board pursuant to the provisions hereof and, except to the extent rights or powers under the Plan are reserved specifically to the discretion of the Board, all decisions and determinations of the Committee, shall be final, binding and conclusive on all persons.

13.8                        Governing Law. The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Delaware (without regard to the legislative or judicial conflict of laws rules of any state).